SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2003

BAM! ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32989 (Commission File Number)	77-0553117 (I.R.S. Employer Identification No.)

333 West Santa Clara Street, Suite 716
San Jose, California 95113
(Address of Principal Executive Offices, Including Zip Code)

(408) 298-7500
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events
Item 7: Exhibits
SIGNATURES
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 10.1
EXHIBIT 99.1

Item 5. Other Events

On December 3, 2003, the Registrant agreed to sell a $1,500,000 7% secured convertible one-year term note and a three-year warrant to purchase 166,667 shares of its common stock (subject to adjustment up to 500,000 shares of common stock) in a private offering to Laurus Master Fund, Ltd (the “Investor”). A copy of the press release is filed herewith as Exhibit 99.1. A copy of the securities purchase agreement entered into by and between the Registrant and the Investor is filed herewith as Exhibit 10.1, a copy of the secured convertible note is filed herewith as Exhibit 4.1, a copy of the warrant is filed herewith as Exhibit 4.2, a copy of the registration rights agreement is filed herewith as Exhibit 4.3 and a copy of the security agreement is filed herewith as Exhibit 4.4.

Item 7: Exhibits

The following exhibits are attached hereto and incorporated herein by reference.

Exhibit No.	Exhibit Description

4.1	Secured Convertible Note dated as of December 3, 2003 by and between the Registrant and the Investor.

4.2	Warrant dated as of December 3, 2003 by and between the Registrant and the Investor.

4.3	Registration Rights Agreement dated as of December 3, 2003 by and between the Registrant and the Investor.

4.4	Security Agreement dated as of December 3, 2003 by and between the Registrant and the Investor.

10.1	Securities Purchase Agreement dated as of December 3, 2003 by and between the Registrant and the Investor.

99.1	Press Release dated December 9, 2003 announcing completion of sale of the Registrant’s $1,500,000 convertible note and warrant in private offering.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 9, 2003	BAM! ENTERTAINMENT, INC.

	By:	/S/ STEPHEN AMBLER

Name: Stephen Ambler
Title: Chief Financial Officer